SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2004

                            ------------------------

                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Virginia               000-23847                  54-1873994
(State or other jurisdiction of   (Commission                (I.R.S. Employer
incorporation or organization)     File Number)            Identification No.)

                            ------------------------

                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------

       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
         99.1 Press Release issued by Shore Financial Corporation, dated April 20, 2004.


Item 12.    Results of Operations and Financial Condition.

         On April 20, 2004, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2004. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                            By:/s/  Steven M. Belote
                            --------------------------------------------------
                                    Steven M. Belote
                                    Vice President and Chief Financial Officer


April 22, 2004

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, April 20, 2004

        Shore Financial Corporation Announces 42.6% Increase in Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced a 42.6% increase in earnings today for the three months ended March 31, 2004. Earnings for the quarter were $600,800, or $0.29 per diluted share, compared to $421,300, or $0.20 per diluted share, for the same period of 2003. Earnings per share amounts reflect the 20% stock dividend paid by the company during December 2003. In addition, the company announced a quarterly cash dividend of $0.05 per share payable on May 1, 2004 to stockholders of record on April 24, 2004.

         The company's net interest margin improved to 3.76% for the quarter, compared to 3.50% for the three months ended March 31, 2003. The increase in net interest margin over 2003 reflects the strong loan growth experienced by the company during the last twelve months. Facing declining interest rates on loans, increased loan volume has enabled the company to mitigate the effects of falling interest rates on the net interest margin.

         Total assets at the end of the quarter were $205.0 million, a 4.3% increase since year-end and a 12.5% increase from one year ago. Since March 31, 2003, the company's loans have increased 23.5% to $149.7 million. Loan demand was strong over the last twelve months with the largest increase occurring in commercial loans which grew 45.9%. Mortgage loans, construction loans, and home equity lines also experienced double digit increases. Total deposits increased 10.8% since March 2003 to $176.0 million. The deposit growth occurred primarily in lower-costing interest-bearing transaction accounts and noninterest-bearing demand accounts which increased 25.5% and 22.9%, respectively, as compared the March 31, 2003. As a result, net interest income increased 20.0% to $1.74 million for the quarter ended March 31, 2004, as compared to the first quarter of 2003.

         Noninterest income for the March 2004 quarter, excluding gains on sales of investment securities, increased 7.2% to $425,100. This growth was primarily driven by increases in deposit account fees, reflecting the growth in deposit accounts during the period. Gains on sale of investment securities had a positive after-tax impact on first quarter earnings of $64,900.

                  "The first quarter results represented our strongest yet as a Company. The bottom line clearly benefited from the record loan production of the past five months", said President and CEO Scott C. Harvard.

         Noninterest expense for the March 2004 period was $1.28 million, as compared to $1.13 million during the same period of 2003. Increased employee compensation and benefits expense constituted the majority of this increase. Costs associated with upgrading information systems and regulatory and compliance costs also impacted earnings during the period. The company's efficiency ratio for the quarter ended March 31, 2004 was 58.60%, compared to 60.41% for the March 2003 period.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418 (757) 787-1335
lbadger@shorebank.com




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

Financial Highlights:

                                      Three Months Ended March 31,
                                 ---------------------------------------
                                        2004                2003
                                 ------------------- -------------------

OPERATIONS:

Net Interest Income                      $1,737,300          $1,447,600

Noninterest Income                          519,100             396,700

Loan loss                                   104,700              95,100

Noninterest Expense                       1,278,000           1,126,700

Income Tax Expense                          272,900             201,200

Net Income                                  600,800             421,300


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,062,324           1,696,717

Weighted Avg Shares-Diluted               2,091,200           2,057,500

Diluted Earnings Per Share                    $0.29               $0.20

Total Assets                            204,980,500         182,151,000

Gross Loans                             149,672,100         121,220,400

Deposits                                176,039,900         158,857,900

Total Equity                             20,944,200          18,753,900

Average Assets                          201,060,000         180,160,000

Average Equity                           20,535,000          18,430,000

Net Interest Margin                           3.76%               3.50%

Return on Average Assets                      1.20%               0.94%

Return on Average Equity                     11.70%               9.14%

Efficiency Ratio                             58.60%              60.41%